Exhibit 107

Post-Effective Amendment No. 1 to Form S-1 on Form S-3

(Form Type)

Amprius Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Calculation of Filing Fee Tables

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Common stock, par value $0.0001 per share, underlying warrants(2)	Other	22,733,336(3)	11.50(4)	$261,433,364.00	0.00011020	$28,809.96	—	—	—	—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$261,433,364.00		$28,809.96

	Total Fees Previously Paid							$3,921.80

	Total Fee Offsets							$24,888.16

	Net Fee Due							$—

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

Consists of 22,733,336 shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of certain public warrants of the Registrant. A portion of these shares have been sold under this Registration Statement prior to the filing of this Post-Effective Amendment and therefore have been removed from the prospectus.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kensington Capital Acquisition Corp. IV	S-4	333-265740	06/21/2022		$24,888.16(1)	Equity	Common stock issuable upon exercise of warrants	22,733,336	$268,480,698.16

Fee Offset Sources	Kensington Capital Acquisition Corp. IV	S-4	333-265740		06/21/2022						$24,888.16

(1)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this Registration Statement by $24,888.16, which represents the portion of the registration fee paid with respect to unsold securities that had previously been included in the Registrant’s registration statement on Form S-4, as amended (File No. 333-265740), which was originally filed with the Securities and Exchange Commission on June 21, 2022 and was declared effective by the Securities and Exchange Commission on September 1, 2022. The Registrant is withdrawing the unsold securities from such registration statement.